EXHIBIT 5

                            ARNALL GOLDEN GREGORY LLP
                         171 17TH STREET NW, SUITE 2100
                             ATLANTA, GEORGIA 30363

                                                                  (404) 873-8500
                                                                  (404) 873-8501

                              September 19, 2006


PRG-Schultz International, Inc.
600 Galleria Parkway
Suite 100
Atlanta, Georgia  30339

     Re: Registration Statement on Form S-8

Ladies and Gentlemen:

     This opinion is furnished in connection with the registration by PRG-Schultz International, Inc., a Georgia corporation ("PRG-Schultz"), pursuant to a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), of an aggregate of 2,100,000 shares of PRG-Schultz common stock, no par value (the "Shares"), which are to be offered and sold through the PRG-Schultz Management Incentive Plan (the "2006 Plan").

     In acting as counsel to PRG-Schultz, we have examined and relied upon such corporate records, documents, certificates and other instruments and examined such questions of law as we have considered necessary or appropriate for the purposes of this opinion. In making our examinations, we assumed the genuineness of all signatures, the authenticity and completeness of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies and the due execution and delivery of all documents by any persons or entities where due execution and delivery is a prerequisite to the effectiveness of such documents.

     Based upon and subject to the foregoing, we advise you that in our opinion:

     1. The Shares to be offered and sold pursuant to the 2006 Plan, when issued in accordance with the terms of the 2006 Plan, upon receipt by PRG-Schultz of the consideration for which the Board of Directors authorizes the issuance of the Shares, and upon issuance pursuant to a current prospectus in conformity with the Act, will be legally issued, fully paid and non-assessable.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to this firm under the caption "Interests of Named Experts and Counsel" contained therein. This consent is not to be construed as an admission that we are a party whose consent is required to be filed with the Registration Statement under the provisions of the Act.

                                                   Sincerely,


                                                   /s/ ARNALL GOLDEN GREGORY LLP
                                                   ARNALL GOLDEN GREGORY LLP